Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 2nd day of February, 2016 by and among Cesca Therapeutics Inc., a Delaware corporation (the “Company”), Boyalife Investment Inc. (“Boyalife USA”), and Boyalife (Hong Kong) Limited (“Boyalife Hong Kong”). Boyalife USA and Boyalife Hong Kong are each referred to in this Agreement, individually, as an “Investor” and, together, as the “Investors”.

Recitals

A.     The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.     The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) to Boyalife Hong Kong, an aggregate of up to 14,705,882 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, the “Common Stock”), at a purchase price of $0.17 per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) (the “Per Share Price”), (ii) to Boyalife USA, a senior secured debenture in the principal amount equal to $8,000,000 as of the Initial Closing, which principal amount shall increase by $4,500,000 as of the Subsequent Closing, in the form attached hereto as Exhibit A (the “Debenture”), and (iii) to the Investors, as set forth herein, warrants to purchase an aggregate number of shares of Common Stock equal to eighty percent (80%) of the sum of (x) the Shares plus (y) the number of shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) into which the Debenture is convertible (assuming fully converted into Common Stock as of the Subsequent Closing), in the form attached hereto as Exhibit B (the “Warrants”); and

C.     At the Initial Closing, the parties hereto will execute and deliver a Nomination and Voting Agreement, in the form attached hereto as Exhibit C (the “Nomination and Voting Agreement”), pursuant to which, among other things, Boyalife Hong Kong will be granted the right to designate one member of the Company’s board of directors; and

D.     At the Initial Closing, the Company and Boyalife USA will execute and deliver a Security Agreement, in the form attached hereto as Exhibit D (the “Security Agreement”), granting to Boyalife USA, as security for the Company’s obligations under the Debenture, a senior security interest of first priority in all right, title and interests of the Company in and to substantially all of the assets of the Company.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Boyalife Hong Kong Warrants” means Warrants to purchase an aggregate number of shares of Common Stock equal to the aggregate number of Warrant Shares multiplied by a ratio with (a) a numerator equal to the Shares and (b) a denominator equal to the sum of the Shares and the Debenture Shares.

“Boyalife USA Warrants” means Warrants to purchase an aggregate number of shares of Common Stock equal to the aggregate number of Warrant Shares multiplied by a ratio with (a) a numerator equal to the Debenture Shares and (b) a denominator equal to the sum of the Shares and the Debenture Shares.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in Sacramento, California are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debenture Shares” means the shares of Common Stock issuable upon the conversion of the Debenture as of the Subsequent Closing.

“Deemed Liquidation Event” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding a consolidation with a wholly-owned subsidiary of the Company, a merger effected exclusively to change the domicile of the Company) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions or (ii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Initial Boyalife USA Warrants” means Warrants to purchase an aggregate number of shares of Common Stock equal to the aggregate number of Boyalife USA Warrants multiplied by a ratio with (a) a numerator equal to the outstanding principal of the Debenture as of the Initial Closing and (b) a denominator equal to the outstanding principal of the Debenture as of the Subsequent Closing.

“Intellectual Property Rights” means the ownership or right to use patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights in connection with the respective businesses of the Company as described in the SEC Filings.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pro Rata” means, with respect to each Investor, a ratio with (a) the numerator equal to the sum of (i) the Shares issued to such Investor under this Agreement (ii) the Debenture Shares issuable to such Investor, (iii) the Warrant Shares issuable to such Investor and (iv) the number of shares of the Company’s Common Stock purchased by such Investor pursuant to the Secondary Stock Purchases (b) the denominator equal to the sum of (i) the aggregate number of Shares issued to the Investors under this Agreement, (ii) the aggregate number of Debenture Shares issuable to the Investors, (iii) the aggregate number of Warrant Shares issuable to the Investors and (iv) the aggregate number of shares of the Company’s Common Stock purchased by the Investors pursuant to the Secondary Stock Purchases.

“Sabby Affiliates” shall mean Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd. and their Affiliates.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Debenture, the Debenture Shares, the Warrants and the Warrant Shares.

“Subsequent Boyalife USA Warrants” means Warrants to purchase an aggregate number of shares of Common Stock equal to the aggregate number of Boyalife USA Warrants subtracted by the number of Initial Boyalife Warrants.

“Transaction Documents” means this Agreement, the Nomination and Voting Agreement, the Debenture and the Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.     Purchase and Sale of the Shares, the Debenture and the Warrants. Subject to the terms and conditions of this Agreement:

(a)     On the Initial Closing Date, Boyalife Hong Kong shall purchase, and the Company shall sell and issue to Boyalife Hong Kong, the Shares and the Boyalife Hong Kong Warrants, in exchange for an aggregate amount equal to $2,500,000 (the “Boyalife Hong Kong Purchase Price”);

(b)     On the Initial Closing Date, Boyalife USA shall purchase, and the Company shall sell and issue to Boyalife USA, the Debenture (reflecting a principal amount of $8,000,000) and the Initial Boyalife USA Warrants, in exchange for an aggregate amount equal to $8,000,000 (the “Initial Boyalife USA Purchase Price”); and

(c)     On the Subsequent Closing Date, Boyalife USA shall purchase, and the Company shall sell and issue to Boyalife USA, the Subsequent Boyalife USA Warrants and the outstanding principal amount of the Debenture shall automatically be increased by an additional $4,500,000 and, in exchange therefore, Boyalife USA shall pay to the Company an aggregate amount equal to $4,500,000 (the “Subsequent Boyalife USA Purchase Price” and, together with the Initial Boyalife USA Purchase Price, the “Boyalife USA Purchase Price” and the Boyalife USA Purchase Price, together with the Boyalife Hong Kong Purchase Price, the “Purchase Price”).

3.     Closings.

(a)     The initial closing of the purchase and sale of the Shares, the Debenture (reflecting a principal amount of $8,000,000), the Boyalife Hong Kong Warrants and the Initial Boyalife USA Warrants (the “Initial Closing”) shall take place at the offices of Dorsey & Whitney LLP, 305 Lytton Avenue, Palo Alto, CA, 94301, at 10:00 am local time, as soon as practical following the date of this Agreement, but no later than three Business Days following the date which all conditions to the obligations of the parties set forth in Section 6.1 and Section 6.2 are satisfied or waived (other than such conditions that by their nature must be satisfied simultaneously with the Initial Closing), or at such other time and place as the Company and the Investors may agree (the “Initial Closing Date”). The subsequent closing of the purchase and sale of the Subsequent Boyalife USA Warrants and the increase of $4,500,000 to the principal amount of the Debenture (the “Subsequent Closing” and, together with the Initial Closing, the “Closings”) shall take place at the offices of Dorsey & Whitney LLP, 305 Lytton Avenue, Palo Alto, CA, 94301, at 10:00 am local time, as soon as practical following the date which all conditions to the obligations of the parties set forth in Section 6.3 and Section 6.4 are satisfied or waived (other than such conditions that by their nature must be satisfied simultaneously with the Subsequent Closing), or at such other time and place as the Company and the Investors may agree (the “Subsequent Closing Date”).

(b)     Upon receipt by the Company of the Boyalife Hong Kong Purchase Price, in cash by wire transfer of immediately available funds, on the Initial Closing Date, the Company shall deliver to Boyalife Hong Kong certificates representing the Shares and the Boyalife Hong Kong Warrants.

(c)     Upon receipt by the Company of the Initial Boyalife USA Purchase Price, in cash by wire transfer of immediately available funds, on the Initial Closing Date, the Company shall deliver to Boyalife USA certificates representing the Debenture (reflecting a principal amount of $8,000,000) and the Initial Boyalife USA Warrants.

(d)     Upon receipt by the Company of the Subsequent Boyalife USA Purchase Price, in cash by wire transfer of immediately available funds, on the Subsequent Closing Date, the Company shall deliver to Boyalife USA certificates representing the Subsequent Boyalife USA Warrants.

4.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the SEC Filings or in that certain disclosure letter dated as of the date hereof and delivered to the Investors:

4.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

4.2     Authorization. The Company has full power and authority and, except for the filing of such securities filings relating to the offer, sale and issuance of the Securities with the relevant authorities, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3     Capitalization. The authorized capital stock of the Company consists of 350,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. As of December 31, 2015, 42,807,468 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except for the Sabby Affiliates, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of Securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described in the SEC Filings, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4     Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Debenture and the Warrants have been duly and validly authorized. Upon the conversion of the Debenture, the Debenture Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants and conversion of the Debenture, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.5     Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares, the Debenture and the Warrants, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, (iii) the issuance of the Debenture Shares upon conversion of the Debenture, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Shares, the Warrant Shares and Debenture Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6     Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

4.7     Use of Proceeds. The proceeds received by the Company from this transaction upon the Initial Closing shall first be used to retire all of the Company’s currently outstanding debentures issued to the Sabby Affiliates, including all liabilities of any kind or nature due and payable to the Sabby Affiliates. The proceeds received by the Company from this transaction upon the Subsequent Closing will be used for working capital and general corporate purposes.

4.8     No Material Adverse Change. Since September 30, 2015, except as identified and described in the SEC Filings, there has not been:

(i)     any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)     any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)     any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

(iv)     any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v)     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)     any change or amendment to the Company’s Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company is bound or to which any of their respective assets or properties is subject;

(vii)     any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(viii)     any material transaction entered into by the Company other than in the ordinary course of business;

(ix)     the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

(x)     the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)     any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9     SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10     No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

4.11     Tax Matters. Except as described in the SEC Filings: the Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it; the charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole; all taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due; and there are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.12     Title to Properties. Except as disclosed in the SEC Filings, the Company and has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13     Patents and Trademarks. To the Company’s knowledge, the Company has rights to use all Intellectual Property Rights that are necessary or material for use in connection with its business as described in the SEC Filings and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as described in the SEC Filings, the Company has not received any written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. Except as set forth in the SEC Filings, all such Intellectual Property Rights are enforceable and, to the Company’s knowledge, do not violate or infringe the Intellectual Property Rights of others in any respect that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, to the Company’s knowledge, there is no existing infringement by another Person of any of the Company’s Intellectual Property Rights.

4.14     Certificates, Authorities and Permits. The Company has adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.15     Labor Matters.

(a)     The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)     (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)     The Company is in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There no claims are pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d)     Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

(e)     Each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Initial Closing.

4.16     Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17     Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18     Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19     Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20     Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investors for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.21     No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.22     No Integrated Offering. The Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.23     Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.24     Questionable Payments. The Company is not, nor, to the Company’s Knowledge, any of its respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.25     Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26     Internal Controls. Except as described in the SEC Filings: the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company; the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, the Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company maintains a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

5.     Representations and Warranties of the Investors. Each of the Investors hereby represents and warrants to the Company that:

5.1     Organization and Existence. Such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

5.2     Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3     Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4     Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5     Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6     Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Investor is aware of the provisions of Rule 144 and promulgated under the 1933 Act, which subjects resales of the Securities to the satisfaction of certain conditions. Such Investor acknowledges and understands that the Company may not be satisfying the current applicable public information requirements at the time such Investor wishes to sell the Shares, the Warrant Shares or the Debenture Shares, and that therefore, such Investor may be precluded from selling such securities. Such Investor acknowledges that, in the event the applicable requirements of Rule 144 is not met, registration under the 1933 Act or an exemption from registration will be required for any disposition of the Shares, the Warrant Shares and the Debenture Shares. Such Investor acknowledges that the Company has no intention to register the Securities and understands that it will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons, and the brokers who participate in the transactions, do so at their own risk.

5.7     Legends. It is understood that, except as provided below, the Securities, and any certificates evidencing the Shares, the Warrant Shares and the Debenture Shares may bear the following or any similar legend (including any additional legends required by applicable state law):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.8     Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9     No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10     Brokers and Finders. No person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or such Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11     Prohibited Transactions. Since the earlier of (a) such time when such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor nor any Person acting on behalf of or pursuant to any understanding with such Investor (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the termination of this Agreement, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

5.12     Lock-Up.

(a)     Agreement. Such Investor agrees that for a period of six months following the Initial Closing Date (which the Company may extend in order to comply with FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), such Investor shall not cause or permit any Transfer of any shares of Common Stock (including the Securities, shares of Common Stock acquired pursuant to the Secondary Stock Purchases and any securities received in exchange therefore) received pursuant to this Agreement, as part of the Securities or the Secondary Stock Purchases. In furtherance of the foregoing, such Investor agrees that until the six month anniversary of the Initial Closing Date (which the Company may extend in order to comply with FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (a) the Company is authorized to place “stop orders” on its books to prevent any transfer of Common Stock held by such Investor in violation of this Agreement, and (ii) the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of Section 5.12(a) of this Agreement. Such Investor shall be deemed to have effected a “Transfer” of a security if such Investor directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

(b)     Legend. Such Investor understands and agrees that the certificates evidencing the Shares, the Warrant Shares, the Debenture Shares and shares of Common Stock acquired pursuant to the Secondary Stock Purchases shall bear the following legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD AS SET FORTH IN AN AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

6.     Conditions to Closings.

6.1     Conditions to the Investors’ Obligations at the Initial Closing. The obligation of each Investor to purchase the Shares, the Debenture, the Boyalife Hong Kong Warrants and the Initial Boyalife USA Warrants, as applicable, at the Initial Closing, is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Initial Closing Date, of the following conditions, any of which may be waived by such Investor:

(a)     The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Initial Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Initial Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Initial Closing Date.

(b)     The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares, the Debenture, the Warrants and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Initial Closing Date, all of which shall be in full force and effect.

(c)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)     The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Initial Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c) and (g) of this Section 6.1.

(e)     The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Initial Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

(f)     The Investors shall have received an opinion from Dorsey & Whitney LLP, the Company’s counsel, dated as of the Initial Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(g)     No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(h)     The Company shall have executed and delivered to the Investors the Nomination and Voting Agreement.

(i)     The Company shall have executed and delivered to Boyalife USA the Security Agreement.

(j)     The Company and the Sabby Parties shall have entered into a Consent, Repayment and Release Agreement in the form previously provided to the Investors.

6.2     Conditions to Obligations of the Company at the Initial Closing. The Company’s obligation to sell and issue the Shares, the Debenture and the Warrants to the Investors, as applicable, at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Initial Closing Date of the following conditions, any of which may be waived by the Company:

(a)     The representations and warranties made by the Investors in Sections 5.1 and 5.2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Initial Closing Date with the same force and effect as if they had been made on and as of said date. The representations and warranties made by the Investors in Sections 5.3 through 5.11 hereof (the “Investment Representations”) shall be true and correct in all respects when made, and shall be true and correct in all respects on the Initial Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Initial Closing Date.

(b)     Boyalife Hong Kong shall have delivered the Boyalife Hong Kong Purchase Price to the Company.

(c)     Boyalife USA shall have delivered the Initial Boyalife USA Purchase Price to the Company.

(d)     The Investors shall have executed and delivered to the Company the Nomination and Voting Agreement.

(e)     Boyalife USA shall have executed and delivered to the Company the Security Agreement.

(f)     The Company shall have obtained either (i) such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including (A) the issuance of all of the Shares, Debenture Shares and Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing and (B) such transactions constituting a change of control of the Company, as applicable (the “Shareholder Approval”), or (ii) an exemption from Shareholder Approval from the Nasdaq Stock Market LLC pursuant to Nasdaq Rule 5365(f) (the “Financial Viability Exemption”)

(g)     In the event a Financial Viability Exemption is sought and granted by the Nasdaq Stock Market LLC, any applicable requirements necessary to satisfy such Financial Viability Exemption shall have been complied with, including the making of any required filings with the SEC and the expiration of any applicable waiting periods.

(h)     The Company and the Sabby Parties shall have entered into a Consent, Repayment and Release Agreement in the form previously provided to the Investors.

6.3     Conditions to Boyalife USA’s Obligations at the Subsequent Closing. The obligation of Boyalife USA at the Subsequent Closing to purchase the Subsequent Boyalife USA Warrants and increase the principal amount of the Debenture by $4,500,000, is subject to the fulfillment to Boyalife USA’s satisfaction, on or prior to the Subsequent Closing Date, of the following conditions, any of which may be waived by Boyalife USA:

(a)     All outstanding debentures issued to the Sabby Affiliates, including all liabilities of any kind or nature due and payable to the Sabby Affiliates, shall be repaid in full.

(b)     All outstanding warrants to purchase the Company’s Common Stock (and all registration rights in connection therewith) issued to the Sabby Affiliates on or after August 31, 2015 shall have been amended in a form reasonably acceptable to the Investors.

6.4     Conditions to Obligations of the Company at the Subsequent Closing. The obligation of the Company at the Subsequent Closing to sell and issue the Subsequent Boyalife USA Warrants and increase the principal amount of the Debenture by $4,500,000, is subject to the fulfillment to the Company’s satisfaction, on or prior to the Subsequent Closing Date, of the following conditions, any of which may be waived by the Company:

(a)     All outstanding debentures issued to the Sabby Affiliates, including all liabilities of any kind or nature due and payable to the Sabby Affiliates, shall be repaid in full.

(b)     All outstanding warrants to purchase the Company’s Common Stock (and all registration rights in connection therewith) issued to the Sabby Affiliates on or after August 31, 2015 shall have been amended in a form reasonably acceptable to the Company.

(c)     Boyalife USA shall have delivered the Subsequent Boyalife USA Purchase Price to the Company.

6.5     Termination of Obligations to Effect Closings; Effects.

(a)     The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Initial Closing shall terminate as follows:

(i)     Upon the mutual written consent of the Company and the Investor;

(ii)     By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(iii)     By the Investors if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Initial Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)     The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Subsequent Closing shall terminate as follows:

(i)     Upon the mutual written consent of the Company and the Investor;

(ii)     By Boyalife USA if any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment, and shall not have been waived by Boyalife USA; or

(iii)     By the Company if any of the conditions set forth in Section 6.4 shall have become incapable of fulfillment, and shall not have been waived by the Company;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Subsequent Closing.

(c)     Nothing in this Section 6.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.     Covenants and Agreements of the Company.

7.1     Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants and the conversion of the Debenture, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants and the conversion of the Debenture issued pursuant to this Agreement in accordance with their respective terms.

7.2     No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3     Investor Participation Right. The Company hereby grants to each Investor the right of first refusal to purchase such Investor’s Pro Rata portion of fifty percent (50%) of any New Securities (as defined in this Section 7.3(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement (the “Participation Rights”).

(a)     “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i)     the Securities;

(ii)     securities issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

(iii)     securities issued upon the exercise or conversion of options, warrants or convertible securities outstanding as of the date of this Agreement;

(iv)     securities issued or issuable in connection with the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture, development project or other strategic transaction, provided, that the terms of such issuances are approved by the Board of Directors of the Company;

(v)     securities issued or issuable to banks, lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction;

(vi)     securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company;

(vii)     securities issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company; and

(viii)     any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (vii) above.

(b)     In the event the Company has closed a sale or issuance of New Securities, it shall give the Investors written notice of the terms of the sale or issuance not less than fifteen (15) days after such closing. Each Investor shall have ten (10) days from the date of receipt of such written notice to exercise its Participation Rights by giving written notice to the Company, and the Investors shall participate on the same terms and conditions as the other investors and shall execute and deliver definitive transaction documents in the same form as the other investors as requested by the Company.

(c)     The Participation Rights granted to the Investors in this Section 7.3 shall not be applicable to an Investor if (i) at the time of the issuance of New Securities such Investor is not an “Accredited Investor” as defined in Regulation D, Rule 501(a) of the 1933 Act and (ii) such issuance of New Securities is only being offered to Accredited Investors.

(d)     The Participation Rights granted under this Section 7.3 shall expire upon, and shall not be applicable to the issuance of any New Securities that closes before the first to occur of (i) the “Maturity Date”, as defined in the Debenture; (ii) upon the repayment of the entire principal balance and accrued interest thereon outstanding under the Debenture, pursuant to the terms thereof; (iii) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding a consolidation with a wholly-owned subsidiary of the Company, a merger effected exclusively to change the domicile of the Company) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (iv) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

7.4     Indebtedness and Other Transactions. For so long as the Debenture remains outstanding, the Company will not take any of the following actions without the prior written consent of the Investors: (a) issue any New Securities that are equity securities for the primary purpose of raising capital at a price per share less than the Per Share Price; (b) issue any New Securities or approve the incurrence of indebtedness for borrowed money, other than debt or equity securities issued for the primary purpose of raising capital of up to $15,000,000 in the aggregate; or (c) authorize or effect a Deemed Liquidation Event unless required by fiduciary duties applicable to the Company’s Board of Directors under applicable law.

8.     Miscellaneous.

8.1     Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for two years after the Closing.

8.2     Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation or entity in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation or entity, without the prior written consent of the Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3     Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

8.4     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5     Notices. All notices and other communications hereunder shall be in writing and shall be deemed received (a) on the date of delivery if delivered personally and/or by messenger service, (b) on the date of confirmation of receipt of transmission by facsimile (or, the first Business Day following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time) or (c) on the date of confirmation of receipt if delivered by a nationally or internationally recognized courier service (or, the first Business Day following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time), to the parties at the following address or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

If to the Company:

Cesca Therapeutics Inc.

2711 Citrus Road

Rancho Cordova, California 95742

Attention: Chief Executive Officer

With a copy to:

Dorsey & Whitney LLP

305 Lytton Avenue

Palo Alto, CA, 94301

Attention: Evan Ng, Esq.

If to either of the Investors:

c/o Boyalife Group Ltd.

800 Jiefang Road East

Wuxi City, China 214002

8.6     Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party which does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.7     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.8     Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Promptly following the Initial Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement and file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the Nasdaq Stock Market LLC and the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of the Investors, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

8.9     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.10     Entire Agreement. This Agreement, including the exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.11     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.12     Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Sacramento County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY

CESCA THERAPEUTICS INC.

By:	/s/ ROBIN STRACEY
Robin Stracey
Chief Executive Officer

INVESTORS

BOYALIFE INVESTMENT INC.

By:	/s/ XIAOCHUN XU
Name:	Xiaochun Xu
Title:	Chairman

BOYALIFE (HONG KONG) LIMITED

By:	/s/ XIAOCHUN XU
Name:	Xiaochun Xu
Title:	Chairman

(Signature Page to Purchase Agreement)

EXHIBIT A

Form of Debenture

See attached

EXHIBIT B

Form of Warrant

See attached

EXHIBIT C

Form of Nomination and Voting Agreement

See attached

EXHIBIT D

Form of Security Agreement

See attached